Exhibit 23.1

April 8, 2004

We hereby consent to the incorporation of our report dated April 8, 2004, relating to the financial statements of Kubla Khan, Inc. in the form 10-KSB for the year ended December 31, 2003.

/s/ Moores Rowland Mazars

Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants